Exhibit 10.3

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

June 12, 2018

Business Confidential Proprietary Information
Ms. Maria Vladimirova
Commercial Director
Joint Stock Company “TENEX"
28, bld. 3, Ozerkovskaya nab.
Moscow, 115484, Russia

Re:
1.    Enriched Product Transitional Supply Contract, dated March 23, 2011, between Joint Stock Company “TENEX” (“TENEX”) and United States Enrichment Corporation (“USEC”), TENEX Contract No. 08843672/110033-051, USEC Contract No. EC-SC01-11-UE-03127 (the “TSC”)

2.    Letter Agreement, between TENEX and USEC, dated August 1, 2016, re: the TSC (the “Feed Letter Agreement”)

Dear Ms. Maria Vladimirova:

United States Enrichment Corporation (“USEC”) proposes that, by execution of this letter agreement and notwithstanding anything to the contrary in the TSC or the above-referenced Feed Letter Agreement, TENEX and USEC hereby agree to modify Paragraph 3 of the Feed Letter Agreement, by changing “June 30, 2018” to “September 30, 2018”. During this period, USEC shall not [****]. This short extension of the Letter Agreement is intended to give USEC and TENEX an opportunity to complete a longer extension.

This letter agreement supplements and amends the TSC and the Feed Letter Agreement, and unless it expressly states that it applies notwithstanding a contrary provision of the TSC or the Feed Letter Agreement, this letter agreement shall control to the extent that it is not consistent with an express term of the TSC or the Feed Letter Agreement. All capitalized terms not defined in this letter agreement shall have the meanings ascribed to such terms under the TSC or the Feed Letter Agreement.

Please indicate your agreement to all of the above by signing on behalf of TENEX in the space provided below. This letter agreement shall be effective as of the first date by that TENEX and USEC have signed in the space provided. The letter agreement may be signed in counterparts and delivered by any of the means permitted by Section 16.01 of the TSC, including by electronic mail in Adobe portable document format (.pdf) to the electronic mail addresses in Section 16.01. A counterpart document (including in .pdf format) signed by a Party shall constitute an original and all such signed counterparts assembled together shall constitute a fully executed agreement.

Sincerely,

/s/ Elmer Dyke

Elmer Dyke

Signed on behalf of the Joint Stock Company “TENEX”

/s/ Maria Vladimirova________________________
(signature)

Maria Vladimirova
(name)

Commercial Director
(title)

June 20, 2018
(date)